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                                                                    Exhibit 23.4



                   Consent of Independent Public Accountants

We consent to the reference to our firm under the captions "THE MERGER - Accounting Treatment," "THE MERGER AGREEMENT - Conditions," and "Experts" in the Registration Statement on Form S-4 and related Proxy Statement of Oregon Metallurgical Corporation and Prospectus of Allegheny Teledyne Incorporated and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements of Allegheny Teledyne Incorporated incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                               /s/ERNST & YOUNG LLP
                                               --------------------
                                               Ernst & Young LLP






Pittsburgh, Pennsylvania
February 20, 1998